UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2015

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

641 Lynnhaven Parkway, Virginia Beach, VA 23452
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                      Termination of a Material Definitive Agreement

On February 9, 2015, Hampton Roads Bankshares, Inc. (the “Company”) received notice of the termination of the informal memorandum of understanding, dated effective March 26, 2014 (the “MOU”), by and among the Company, the Company’s wholly-owned bank subsidiary, The Bank of Hampton Roads (“BHR”), the Federal Reserve Bank of Richmond (“FRB”) and the Virginia State Corporation Commission Bureau of Financial Institutions (the “BFI”). The termination of the MOU was effective February 5, 2015.

Under the MOU, the Company and BHR had agreed that they would obtain prior written approval of the FRB and the BFI before, (i) either the Company or BHR declared or paid dividends of any kind; (ii) the Company made any payments on its trust preferred securities; (iii) the Company incurred or guaranteed any debt; or (iv) the Company purchased or redeemed any shares of its stock. In addition, the MOU instituted certain reporting requirements and addressed ongoing regulatory requirements.

The text of the MOU was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 1, 2014 and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to the full text of the MOU.

Item 8.01                      Other Events

On February 10, 2015, the Company issued a press release related to the termination of the MOU as described in Item 1.02 of this Current Report on Form 8-K. A copy of the Company’s press release related to the termination of the MOU is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Ex. 99.1	Press Release, dated February 10, 2015, regarding MOU termination

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: February 10, 2015	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.         Description
Ex. 99.1	Press Release, dated February 10, 2015, regarding MOU termination